UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19961	98-1340767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway Lewisville, Texas		75056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 937-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment No. 2 to Amended and Restated 2012 Long-Term Incentive Plan

On June 21, 2021, Orthofix Medical Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved Amendment No. 2 (the “LTIP Amendment”) to the Company’s Amended and Restated 2012 Long-Term Incentive Plan (as previously amended, the “2012 LTIP”). The Company’s named executive officers are participants in the 2012 LTIP. The Plan Amendment is filed herewith as Exhibit 10.1. The LTIP Amendment increases the number of shares of the Company’s common stock reserved for issuance under the 2012 LTIP by 1,200,000 shares, and does not otherwise amend any existing terms of the 2012 LTIP. The text of the 2012 LTIP and the LTIP Amendment are also set forth as Appendix A to the Company’s proxy statement for the Annual Meeting, and the material terms of the 2012 LTIP and the LTIP Amendment are further described in pages 60-68 of such proxy statement.

Approval of Amendment No. 2 to Second Amended and Restated Stock Purchase Plan

At the Annual Meeting, the Company’s shareholders also approved Amendment No. 2 (the “SPP Amendment”) to the Company’s Second Amended and Restated Stock Purchase Plan (as previously amended, the “SPP”). The Company’s named executive officers are participants in the SPP. The SPP Amendment is filed herewith as Exhibit 10.2. The SPP Amendment increases the number of shares of the Company’s common stock reserved for issuance under the SPP by 500,000 shares, and does not otherwise amend any existing terms of the SPP. The text of the SPP and the SPP Amendment are also set forth as Appendix B to the Company’s proxy statement for the Annual Meeting, and the material terms of the SPP and the SPP Amendment are further described in pages 69-72 of such proxy statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 21, 2021, the Company held the Annual Meeting. The total number of common shares eligible to vote as of the record date, April 22, 2021, was 19,558,752 and, pursuant to the Company’s Bylaws, 9,779,377 shares were required to be present or represented at the Annual Meeting to constitute a quorum. The total number of common shares present or represented at the Annual Meeting was 18,300,784, and a quorum therefore existed. Of the shares present and represented, 903,637 constituted broker non-votes for purposes of items 1, 2, 3 and 4 below.

At the Annual Meeting:

1.

Election of Board of Directors. The following persons were elected by a plurality of the votes cast at the Annual Meeting as directors of the Company for a one year term expiring at the 2022 Annual Meeting of Shareholders:

Name	Votes For	Votes Against	Abstentions
Catherine M. Burzik	17,197,010 (98.85%)	199,738 (1.15%)	399 (0.0%)
Jason M. Hannon	16,423,361 (94.40%)	973,347 (5.59%)	439 (0.0%)
James F. Hinrichs	15,870,804 (91.23%)	1,524,496 (8.76%)	1,847 (0.01%)
Alex V. Lukianov	17,172,051 (98.71%)	223,172 (1.28%)	1,924 (0.01%)
Lilly Marks	16,867,520 (96.96%)	527,695 (3.03%)	1,932 (0.01%)
Michael E. Paolucci	16,867,216 (96.95%)	528,084 (3.04%)	1,847 (0.01%)
Jon Serbousek	17,268,812 (99.26%)	124,039 (0.71%)	4,296 (0.02%)
John Sicard	17,219,962 (98.98%)	175,401 (1.01%)	1,784 (0.01%)

2.

Advisory and Non-Binding Resolution to Approve Executive Compensation. The advisory and non-binding resolution to approve executive compensation was approved by a vote of (i) 16,849,118 (96.85%) in favor, (ii) 545,768 (3.14%) against, and (iii) 2,261 (0.01%) abstaining.

3.

Approval of Amendment No. 2 to the Company’s Amended and Restated 2012 Long-Term Incentive Plan. Amendment No. 2 to the Company’s Amended and Restated 2012 Long-Term Incentive Plan was approved by a vote of (i) 14,692,839 (84.46%)  in favor, (ii) 2,701,414 (15.53%) against, and (iii) 2,894 (0.02%) abstaining

4.

Approval of Amendment No. 2 to the Company’s Second Amended and Restated Stock Purchase Plan. Amendment No. 2 to the Company’s Second Amended and Restated Stock Purchase Plan was approved by a vote of (i) 17,341,445 (99.68%)  in favor, (ii) 54,417 (0.31%) against, and (iii) 1,285 (0.01%) abstaining.

5.

Ratification of the Selection of Ernst & Young LLP. The selection of Ernst & Young LLP to act as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2021 was ratified by a vote of (i) 18,069,898 (98.74%) in favor, (ii) 230,647 (1.26%) against, and (iii) 239 (0.0%) abstaining.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Amendment No. 2 to the Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan.
10.2	Amendment No. 2 to the Orthofix Medical Inc. Second Amended and Restated Stock Purchase Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.
By:	/s/ Kimberley A. Elting
Kimberley A. Elting Chief Legal and Development Officer

Date: June 21, 2021